SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2006

Axial Vector Engine Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49698	20-3362479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S W Salmon Street Suite 1100, Portland, OR	97204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-969-5962

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation

On March 26, 2006, we entered into an agreement titled “Bond Finance Agreement” with Wiser Financial Services, of Dubai, United Arab Emirates, to provide us with up to $5 million in bond financing, to be drawn down by us on demand, with repayment due March 26, 2008. Any amounts drawn down will bear interest at a rate of 10.25% per annum.

The agreement further granted a warrant to Wiser Financial Services to purchase 500,000 shares of our common stock through March 26, 2009, at a price of $5.00 per share. The warrant is non-diluteable, i.e., until the date of exercise the number of shares subject to the warrant will be adjusted to reflect any increase in the number of our issued and outstanding shares of common stock. The warrant also entitles Wiser Financial Services to participate in any secondary registration of our common stock upon exercise.

A copy of the Bond Finance Agreement is attached.

No underwriter or broker participated in the transaction and accordingly, there were no underwriting discounts or commissions involved.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Exhibit 99.1    Bond Finance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axial Vector Engine Corporation.

/s/ Raymond Brouzes
Raymond Brouzes
Chief Executive Officer, Chief Financial Officer, and Director
Date: March 28, 2006